Exhibit T3A.77

Delaware The First State	PAGE 1

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “CBL/EASTGATE MALL, LLC”, FILED IN THIS OFFICE ON THE THIRD DAY OF NOVEMBER, A.D. 2004, AT 9:15 O’CLOCK A.M.

3875851 8100 040790700	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 3450581 DATE: 11-03-04

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

OF

CBL/EASTGATE MALL, LLC

1.	The name of the limited liability company is:

CBL/Eastgate Mall, LLC

2.	The address of Its registered office in the State of Delaware is:

2711 Centerville Road, Suite 400

Wilmington, New Castle County, Delaware 19808

The name of its registered agent at such address is:

Corporation Service Company

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of CBL/Eastgate Mall, LLC this 2nd day of November, 2004.

By:	/s/ Stephanie Lee Hogan
Stephanie Lee Hogan,
Organizer

State of Delaware Secretary of State Division of Corporations Delivered 09:47 AM 11/03/2004 FILED 09:15 AM 11/03/2004 SRV 040790700 – 3875851 FILE